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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported):    May 26, 2006
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


                   0-26059                               68-0121636
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           (Commission File Number)           (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                84128
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  (Address of Principal Executive Offices)                (Zip Code)


                                  801.963.5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01      Entry into a Material Definitive Agreement
Item 3.02      Unregistered Sales of Equity Securities

         On May 26, 2006, Diverse Media Group Corp. ("DMG") a Utah corporation and a wholly-owned subsidiary of CirTran Corporation, a Nevada corporation (the "Registrant") entered into an assignment and exclusive services agreement (the "Services Agreement") with Diverse Talent Group, Inc., a California corporation, ("DT Group") and Christopher Nassif ("Nassif" and together with DT Group, "DT"). The Services Agreement was made effective as of April 1, 2006 (the "Effective Date"). The term of the Services Agreement is for five years, and expires on March 31, 2011.

         Prior to entering into the Services Agreement, Nassif and DT Group operated a talent agency in Los Angeles, California, with extensive industry contacts. DMG, a subsidiary of the Registrant, was seeking to commence a diversified media business of product marketing, infomercial production, media financing and product merchandising services to the Direct Response and Entertainment Industries.

         Pursuant to the Services Agreement, DMG and DT entered into an exclusive operations relationship whereby DMG agreed to outsource its talent agency operations to DT and to provide financing to DT to assist in DT's growth. Under the Services Agreement, DMG and DT created a relationship whereby DT would operate exclusively under the DMG business structure.

         Pursuant to the Services Agreement, DT agreed to provide all creative and operational needs of DMG's talent division. DT agreed to supply these services exclusively to DMG. Additionally, all gross revenues generated from DT's operations after the Effective Date are to be paid to DMG.

         At the time of signing the Services Agreement, DMG paid to DT an initial payment of $50,000 in consideration of the following:

         - the right to use the name "Diverse" and be associated with the existing goodwill and reputation of DT;

         -        the right to obtain DT's services on an exclusive basis;

         - all accounts receivable and contracts receivable of DTGroup as of the Effective Date; and

         -        the assignment by DT of certain talent contracts.

         As future compensation for services provided, DMG agreed to pay to DT a percentage of the gross profits for the talent contracts entered into between DT and its clients. The percentage ranges from 62.5% to 85%, depending on the type of talent contract and the amount of gross compensation paid under the talent contract.

         In connection with the Services Agreement, Nassif entered into an employment agreement (the "Employment Agreement") with DMG. Nassif's continued employment with DMG is an express condition of the Services Agreement. Under the


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Employment  Agreement,  DMG  agreed  to cause to be issued  to DT  options  (the
"Options") to purchase a total of 2,500,000 shares of the Registrant's common stock, with an exercise price of $0.045 per share. The Options will expire five years from the date of grant if not exercised prior to that date. The Options vest as follows: 500,000 on the date of grant, and an additional 500,000 on each of the next four anniversaries of the Effective Date, subject to Nassif's continued employment with DMG.

         Additionally, Nassif will receive 5% of the gross margin received by DMG on any new business opportunities generated for DMG through Nassif's personal efforts and contacts (the "New Business Payments"). The New Business Payments may be made in cash or in shares of the Registrant's restricted common stock, subject to compliance with all applicable securities laws.

         DMG also agreed in the Services Agreement to provide financing to DT, in the form of a non-interest-bearing capital line of credit (the "Capital Line"), not to exceed $200,000, pursuant to a loan agreement (the "Loan Agreement"). DT may make weekly draws not to exceed $20,000, on terms as set forth in the Loan Agreement.

         In connection with the Loan Agreement, DT and DMG entered into a security agreement (the "Security Agreement"), pursuant to which DT granted to DMG a security interest (the "Security Interest") in all of the personal property of DT, including inventory, accounts, equipment, general intangibles, deposit accounts, and other items listed in the Security Agreement. The Security Interest secures DT's obligations to DMG under the Capital Line.

         Also in connection with the Loan Agreement, Nassif provided a fraudulent transaction guarantee (the "Guarantee"), pursuant to which Nassif agreed to indemnify DMG and its officers, affiliates, and others against any damages arising out of any fraudulent actions by DT.

Item 9.01      Financial Statements and Exhibits

         (d)      Exhibits

         10.1 Assignment and Exclusive Services Agreement, dated as of April 1, 2006, by and among Diverse Talent Group, Inc., Christopher Nassif, and Diverse Media Group Corp. (a wholly-owned subsidiary of Cirtran Corporation).

         10.2 Employment Agreement between Christopher Nassif and Diverse Media Group Corp., dated as of April 1, 2006.

         10.3 Loan Agreement dated as of May 24, 2006, by and among Diverse Talent Group, Inc., Christopher Nassif, and Diverse Media Group Corp.

         10.4     Promissory Note, dated May 24, 2006

         10.5 Security Agreement, dated as of May 24, 2006, by and between Diverse Talent Group, Inc., and Diverse Media Group Corp.

         10.6     Fraudulent Transaction Guarantee, dated as of May 24, 2006.

         99.1     Press Release dated June 1, 2006.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CirTran Corporation


Date: June 1, 2006                           By:    /s/ Iehab Hawatmeh
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                                                 Iehab J. Hawatmeh, President




































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